UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(E)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11 (c) or § 240.14a-12

HearUSA, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

HearUSA, Inc.
1250 Northpoint Parkway
West Palm Beach, Florida 33407

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To be held on June 10, 2010

The Annual Meeting of Stockholders of HearUSA, Inc. (the “Company”) will be held on Thursday, June 10, 2010 at 2:00 pm local time at the Doubletree Hotel located at 4431 PGA Boulevard, Palm Beach Gardens, Florida 33410, for the following purposes:

1.
To elect nine directors of the Company, each to hold office until the next Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified, or as otherwise provided by law;

2.	To ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for 2010; and

3.	To consider such other matters as may properly come before the Annual Meeting.

Only stockholders of record as shown on the books of the Company at the close of business on April 26, 2010, the record date fixed by the Board of Directors, will be entitled to vote at the meeting and any adjournments thereof. The voting rights of the stockholders are described in the accompanying proxy statement.

By order of the Board of Directors,

Denise Pottlitzer
Secretary & VP of Reporting & Compliance

April 26, 2010

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. YOU MAY ALSO VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET. INSTRUCTIONS FOR USING THESE SERVICES ARE SET FORTH ON THE ENCLOSED PROXY CARD.

HearUSA, Inc.
1250 Northpoint Parkway
West Palm Beach, Florida 33407

PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS

To be held on June 10, 2010

This Proxy Statement with the accompanying proxy card is being mailed or given to stockholders commencing on or about April 30, 2010, in connection with the solicitation of proxies by the Board of Directors of HearUSA, Inc. (the “Company”) to be used at the 2010 Annual Meeting of Stockholders of the Company to be held at the Doubletree Hotel located at 4431 PGA Boulevard, Palm Beach Gardens, Florida 33410, on Thursday, June 10, 2010, at 2:00 pm local time and any adjournments thereof.

The Company’s principal executive offices are located at 1250 Northpoint Parkway, West Palm Beach, Florida 33407.

Voting at Meeting

The record date for the Annual Meeting is April 26, 2010. Holders of shares of the Company’s common stock, par value $.10 per share (“Common Stock”) as of the close of business on the record date, are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Each holder of Common Stock is entitled to one vote for each share held on the record date.

As of the record date, there were 45,447,645 shares of Common Stock issued and outstanding.  The holders of a majority of the shares of Common Stock entitled to vote as of the record date present in person or by proxy will constitute a quorum at the meeting. Under the Delaware General Corporation Law, any stockholder who submits a proxy and abstains from voting on a particular matter described herein will still be counted for purposes of determining a quorum. Broker non-votes will be treated as not represented at the meeting as to any matter for which a non-vote is indicated on the broker’s proxy.

Proxy Procedure

Stockholders of record (stockholders who hold their shares in their own name) can vote anyone of three ways:

By Mail: If the enclosed proxy card is properly executed and returned prior to the meeting, the shares represented thereby will be voted in accordance with the stockholder’s directions or, if no directions are indicated, the shares will be voted in accordance with the recommendations of the Board of Directors as specified in this proxy statement. The Board of Directors does not know of any other business to be brought before the meeting, but it is intended that, as to any such other business, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons acting thereunder.

By Telephone: Call the toll-free number on your proxy card to vote by phone. You will need to follow the instructions on your proxy card and the voice prompts.

By Internet: Go to the web site listed on your proxy card to vote through the Internet. You will need to follow the instructions on your proxy card and the web site. If you vote through the Internet, you may incur telephone and Internet access charges.

If you vote by telephone or the Internet, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. If you vote by telephone or the Internet, you need not return your proxy card.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted in accordance with your instructions. Telephone and Internet voting also will be offered to stockholders owning shares through most banks and brokers.

Any stockholder voting by written proxy by mail may revoke that proxy at any time prior to the voting thereof either by delivering written notice to the Secretary of the Company or by voting in person at the meeting. If you voted by telephone or the Internet, you may also change your vote with a timely and valid later telephone or Internet vote, as the case may be. Attendance at the meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the meeting.

Proxy Solicitation

All costs of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of the officers and regular employees of the Company (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by telephone. The Company will request banks, brokers, custodians, nominees and fiduciaries to forward copies of the proxy solicitation materials to beneficial owners and to request authority for the execution of proxies. The Company will reimburse such persons or entities for their expenses in doing so. In addition, we may engage a proxy solicitor to assist in the solicitation of proxies. If we engage a proxy solicitor, we expect that the fees we would pay to the proxy solicitor would not exceed $7,500, plus reasonable out-of-pocket expenses.

Important Information About Proxy Material Availability

A copy of our proxy materials, including this proxy statement and our Annual Report to Stockholders, can be found on our website at www.hearusa.com.

Proposal No. 1
ELECTION OF DIRECTORS

Nine directors of the Company are to be elected at the meeting, each to hold office until the next Annual Meeting of Stockholders and until his successor is elected and qualified, or as otherwise provided by the Company’s Amended and Restated Bylaws or by Delaware law.

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the nine persons named below for election as directors. All of the director nominees are presently serving as such after election by the stockholders, except Ozarslan A. Tangun, who was appointed by the Board to fill a vacancy created in October 2009 when the Board expanded the number of directors from eight to nine. It is intended that the shares represented by the enclosed proxy will be voted for the election of these nine nominees (unless such authority is withheld by a stockholder). In the event that any of the nominees should become unable or unwilling to serve as a director (which is not anticipated), it is intended that the proxy will be voted for the election of such person or persons, if any, who shall be designated by the Board of Directors.

The nominees for election as directors are as follows:

Name and Age	Director Since	Position with the Company

Thomas W. Archibald (71)	1993	Director

Bruce N. Bagni (65)	2005	Director

Paul A. Brown (72)	1986	Director

Joseph L. Gitterman III (74)	1997	Director

Stephen J. Hansbrough (63)	1997	Chief Executive Officer and Chairman of the Board

Michel Labadie (56)	2002	Director

David J. McLachlan (71)	1986	Lead Independent Director

Ozarslan A. Tangun (38)	2009	Director

Stephen W. Webster (49)	2008	Director

In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that he should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards.  They have each demonstrated business acumen and an ability to exercise sound judgment, as well as commitment of service to HearUSA and our Board.

Thomas W. Archibald attended the London School of Economics and received a B.A. degree in economics from Denison University and a Juris Doctor degree from the Ohio State University Law School. He retired from the Bank of New York in 1995, where he served as Executive Vice President of the Personal Trust Sector and Private Banking. He was previously with Irving Trust Company when it merged with The Bank of New York in 1988.  There he served as the executive in charge of the institutional securities business.  Mr. Archibald is a past Director of Group Health Incorporated, the only not-for-profit health insurance carrier chartered to operate throughout New York State.

Bruce N. Bagni holds a Bachelor of Arts degree from the University of Southern California, a Juris Doctor degree from Indiana University (Indianapolis) and a Masters of Law degree from Columbia University. Mr. Bagni retired from Blue Cross Blue Shield of Florida at the end of 2004 where he was Senior Vice President for Public Affairs, General Counsel and Corporate Secretary. He was a member of the Office of the CEO, which developed corporate strategy and provided overall management and leadership for the enterprise. Before joining Blue Cross Blue Shield of Florida in early 1992 he was employed for six years by UNUM Life Insurance Company, a large national and international disability and life insurer, serving primarily in legal roles, including Vice President and Chief Counsel. He is currently involved in various business ventures and charitable activities.

Paul A. Brown, M.D. holds an A.B. from Harvard College and an M.D. from Tufts University School of Medicine.  Dr. Brown founded HearUSA in 1986 and most recently served as Chairman of the Board until February 2008, when he retired and was appointed Chairman Emeritus. Dr. Brown served as Chief Executive Officer from 1986 until July 2002. From 1970 to 1984, Dr. Brown was Chairman of the Board and Chief Executive Officer of MetPath Inc., a New Jersey-based corporation offering a full range of clinical laboratory services to physicians and hospitals, which he founded in 1967 while a resident in pathology at Columbia Presbyterian Medical Center in New York City. MetPath developed into the largest clinical laboratory in the world with over 3,000 employees and was listed on the American Stock Exchange prior to being sold to Corning in 1982 for $140 million. Dr. Brown is formerly Chairman of the Board of Overseers of Tufts University School of Medicine, an Emeritus member of the Board of Trustees of Tufts University, a past member of the Visiting Committee of Boston University School of Medicine and currently is a part-time lecturer in pathology and member of the Visiting Community at Columbia University College of Physicians and Surgeons.

Joseph L. Gitterman, III is the manager of the EIP Group, an investing, trading and consulting firm that he founded in 1994. Until 1994, he was a Senior Managing Director of LaBranche & Co. He was a member of the New York Stock Exchange for over thirty years and was appointed a Governor in 1986. At the New York Stock Exchange, he served on more than fourteen committees, serving as chairman of many of them. He is a director of Intrepid International and the Daylight Company. He also serves on numerous not for profit boards.

Stephen J. Hansbrough is Chief Executive Officer and Chairman of the Board and has been with the Company since December of 1993. Mr. Hansbrough was formerly the Senior Vice President of Dart Drug Corporation and was instrumental in starting its affiliated group of companies (Crown Books and Trak Auto). These companies along with Dart Drug Stores had over 400 retail locations, generated approximately $550 million in annual revenues and employed over 3,000 people. Mr. Hansbrough subsequently became Chairman and CEO of Dart Drug Stores with annual revenues in excess of $250 million. After leaving Dart, Mr. Hansbrough was an independent consultant specializing in turnaround and start-up operations, primarily in the retail field, until he joined HearUSA.

Michel Labadie, B.Sc., M.Sc., MBA was a Director of Helix Hearing Care of America Corp. before the combination with HearUSA, Inc. He currently is President and Chief Executive Officer of Les Pros de la Photo (Quebec) Inc., the largest photo finishing company in Canada, and has been since 1992. He has also spent several years working as the head of the Venture Capital, Portfolio Management and Mergers and Acquisition Departments of a major financial institution. He currently serves as a director for several non-U.S. public and private companies.

David J. McLachlan served as Executive Vice President and Chief Financial Officer of Genzyme Corporation, a biotechnology company, from 1989 to 1999 and senior advisor to Genzyme’s chairman and chief executive officer through June 2004. Currently he serves as a Director of Dyax Corp., a biotechnology company, and Skyworks Solutions, Inc., a manufacturer of analog, mixed signal and digital semiconductors for mobile communications. He is a graduate of Harvard Business School and Harvard College.

Ozarslan A. Tangun is the founder and managing member of Patara Capital Management, LP, an investment partnership founded in April, 2006. Prior to establishing Patara Capital, he was employed by Southwest Securities, a full service brokerage firm based in Texas, from 1995 to 2006. During that time, Mr. Tangun held the position of Director of Research for over six years. He also held the positions of Senior VP and Associate Director of Research. Mr. Tangun currently serves on the board of directors of XETA Technologies, Inc., a Nasdaq communications solution company servicing Fortune 1000 companies. Mr. Tangun graduated from the University of Iowa with an MBA concentration in finance. He is a CFA charter holder.

Stephen W. Webster is the Senior Vice President of Finance and Chief Financial Officer of Adolor Corporation.  He has over twenty years of healthcare industry related experience. Before assuming his position at Adolor in June 2008, Mr. Webster most recently served as Managing Director of Healthcare Investment Banking at Broadpoint Capital (formerly First Albany Capital). Prior to Broadpoint Capital, from 2000 to 2006, Mr. Webster was co-founder, President and CEO of Neuronyx, Inc., a privately held biotechnology company. Mr. Webster also spent over thirteen years at PaineWebber Incorporated, including as Director, Investment Banking Division, Health Care Group.

There are no family relationships between or among any directors or executive officers of the Company.

Vote Required

The nine director nominees receiving the greatest number of votes of the Common Stock represented at the meeting (in person or by proxy) will be elected directors assuming a quorum is present at the meeting. All shares of Common Stock represented by valid proxies will be voted in accordance with the instructions contained therein. Shares of Common Stock represented by proxies that are marked “without authority” with respect to the election of one or more nominees for director and broker non-votes will have no effect on the outcome of the election.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” EACH
OF THE ABOVE NAMED DIRECTOR NOMINEES

Board of Directors and Committees of the Board

Board of Directors

The Board of Directors has determined that the following directors, constituting a majority of the Board, are “independent” as defined by the NYSE Amex listing standards: Messrs. Archibald, Bagni, Gitterman, Labadie, McLachlan, Tangun and Webster. The Board specifically considered Mr. Labadie’s beneficial ownership of 2,632,733 shares (or 5.3%) of the Company’s outstanding Common Stock, both in his name and indirectly through Les Partenaires de Montreal, s.e.c. and Gestion Fremican, Inc. The Board concluded that stock ownership alone did not preclude Mr. Labadie from being independent of management, particularly noting the small percentage of beneficial ownership and the lack of sole voting and dispositive power by Mr. Labadie relative to such stock.  Similarly, the Board considered the beneficial stock ownership of Mr. Tangun which may be deemed to include the 3,989,869 shares (or 8.8%) beneficially owned by Patara Capital, LP, William M. Sams and others who are part of a “group” and reported their stock ownership as a group on Schedule 13D (see “Security Ownership of Certain Beneficial Owners,” at footnote 3, below).  The Board concluded that the stock ownership did not preclude Mr. Tangun from being independent, and in fact that being a significant stockholder would bring a particular independence from management.

The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The charters for the Audit, Compensation and Nominating and Corporate Governance Committees are posted on the Company’s web site at www.hearusa.com (select “Investors” then the desired committee charter). A copy of each of these charters is also available in print at no charge to any stockholder who requests the charter by writing to the Corporate Secretary at HearUSA, Inc., 1250 Northpoint Parkway, West Palm Beach, Florida 33407. All committee members are appointed by the Board of Directors on the recommendation of the Nominating and Corporate Governance Committee. The membership and the function of each committee are described below.

There were seven meetings of the Board of Directors during the fiscal year ended December 26, 2009. All of the directors attended at least 75% of the aggregate number of the meetings held by the Board of Directors and its respective committees on which they served during the fiscal year, except Mr. Labadie, who attended 70% of such meetings. Directors are encouraged, but not required to attend annual meetings of stockholders. Three of the Company’s then directors attended the 2009 Annual Meeting of Stockholders.

Corporate Governance and Stockholder Communication with the Board

The Board of Directors has adopted corporate governance guidelines upon the recommendation of the Nominating and Corporate Governance Committee. The Board also has adopted a Code of Ethics applicable to all the Company’s directors, officers and employees. A copy of both the corporate governance guidelines and the code of ethics are available on the Company’s website at www.hearusa.com.

Risk Management and Oversight Process

The entire Board and each of its committees are involved in overseeing risk associated with the Company and regularly monitor and assess those risks in regular reviews with management and with the Company’s outside advisors and independent registered public accounting firm.  The Audit Committee reviews credit risk, liquidity risk, regulatory risk, operational risk and enterprise risk, particularly as they relate to financial reporting, on a regular basis with management, the Company’s independent registered public accounting firm and the Company’s outside consultants and advisors.  In its regular meetings, the Audit Committee discusses the scope and plan for the internal audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs. The Board and the Nominating and Corporate Governance Committee monitor the Company’s governance and succession risk by regular review with management and outside advisors. The Board and the Compensation Committee monitor CEO succession and the Company’s compensation policies and related risks by regular reviews with management and the Committee’s outside advisors.

In accordance with our corporate governance guidelines, our independent directors hold executive sessions regularly without management present. Since 2008, upon the recommendation of the Nominating and Corporate Governance Committee, the Company’s corporate governance guidelines provide for the position of Lead Independent Director during any period that the Board has determined that it is best for the Chairman of the Board also to serve as Chief Executive Officer of the Company. In February of 2008, upon the retirement of Dr. Brown as Chairman of the Board, the Board unanimously appointed Stephen J. Hansbrough, then President and Chief Executive Officer of the Company, to serve as Chairman of the Board. At that time, the Board also selected David J. McLachlan to serve as Lead Independent Director. The Lead Independent Director presides at the executive sessions of the independent directors. His role and responsibilities include maintaining an active relationship with the Chairman and Chief Executive Officer, participating in preparation for board meetings (suggesting agenda items as appropriate), serving as a supplemental channel for communications between board members and the Chairman and Chief Executive Officer and providing counsel to individual directors on the performance of their duties.

Any stockholder may communicate with any member of the Board of Directors by sending such communication to 1250 Northpoint Parkway, West Palm Beach, Florida 33407 to the attention of the director or directors of the stockholder’s choice. The Company will relay all such communications addressed in this manner to the appropriate director(s). Any communications addressed to the attention of “The Board of Directors” will be forwarded to the Chairman of the Board for review and further handling. Any communication addressed to the attention of “The Independent Directors” will be forwarded to the Lead Independent Director for review and further handling. Stockholders wishing to communicate with the Lead Independent Director also may send email to LeadDirector@hearusa.com.

Audit Committee

During 2009, the Audit Committee was comprised of Messrs. Archibald, Bagni, Gitterman, Labadie, McLachlan, Tangun (upon joining the Board in October 2009) and Webster, all of whom are “independent” as defined by the NYSE Amex listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Mr. McLachlan served as Chairman of the Audit Committee until June 29, 2009 at which time the Board, upon the recommendation of the Nominating and Corporate Governance Committee, appointed Mr. Webster to serve as Chairman. The Board of Directors has determined that each member of the Audit Committee is financially literate and Messrs. McLachlan and Webster are “audit committee financial experts” within the meaning of the rules and regulations adopted by the Securities and Exchange Commission. The Audit Committee met four times during the 2009 fiscal year.

The principal functions of the Audit Committee are to oversee the audit of the Company’s financial statements provided to the Securities and Exchange Commission, the Company’s stockholders and the general public; the Company’s internal financial accounting processes and controls; the Company’s disclosure controls and procedures; and the independent audit process. The Audit Committee is responsible for appointing, retaining, compensating, evaluating and, if necessary, terminating HearUSA’s independent registered public accounting firm. The Audit Committee meets periodically with representatives from the Company’s independent registered public accounting firm separate from management. The Audit Committee has established procedures for the receipt, retention and treatment of confidential and anonymous complaints regarding HearUSA’s accounting, internal controls and auditing matters. A copy of these procedures is available in print at no charge to any stockholder who requests the procedures by writing to the Corporate Secretary at HearUSA, Inc., 1250 Northpoint Parkway, West Palm Beach, Florida 33407.

Compensation Committee

During 2009, the Compensation Committee was comprised of Messrs. Archibald, Bagni, Gitterman, Labadie, McLachlan, Tangun (upon joining the Board in October of 2009) and Webster, all of whom are “independent” as defined by the NYSE Amex listing standards. The Compensation Committee, chaired by Mr. Archibald, met seven times during the 2009 fiscal year. The primary function of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities relating to officer and director compensation. Its primary duties and responsibilities are the overall design, approval and implementation of the executive compensation plans, policies and programs for directors, officers and other key executives of the Company.

Nominating and Corporate Governance Committee

During 2009, the Nominating and Corporate Governance Committee was comprised of Messrs. Archibald, Bagni, Gitterman, Labadie, McLachlan, Tangun (upon joining the Board in October 2009) and Webster, all of whom are independent as defined by the NYSE Amex listing standards. The Nominating and Corporate Governance Committee, chaired by Mr. Bagni, met three times during the 2009 fiscal year. The principal functions of the Nominating and Corporate Governance Committee are to recommend to the Board of Directors the director nominees for the next annual meeting of stockholders, candidates to fill vacancies on the Board, and directors to be appointed to Board committees. In addition, the Nominating and Governance Committee develops and recommends to the Board a set of corporate governance guidelines applicable to the Board and the Company and oversees the effectiveness of the Company’s corporate governance in accordance with these guidelines, making suggested changes from time to time as appropriate. This Committee also oversees the process of evaluations of the Board, its committees and executive management of the Company.

Director Nominating Process

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board director nominees for the next annual meeting of stockholders and candidates to fill vacancies on the Board.

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by Board members. The Committee may also use outside consultants to identify potential directors. Additionally, in selecting nominees for directors, the Committee will review candidates recommended by stockholders using the same general criteria as other candidates. Any stockholder wishing to recommend a candidate for consideration by the Committee as a nominee for director should follow the procedures set forth below.

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries of the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members and the likelihood that the prospective nominee can satisfy the evaluation factors described below. The Committee then evaluates the prospective nominee against the standards and qualifications set out in the Company’s corporate governance guidelines, which include among other things, considerations of judgment, specific business experience, independence (for purposes of the NYSE Amex and SEC rules) and skills (such as understanding of technology, finance, marketing and healthcare), all in the context of an assessment of the perceived needs of the Board at the time.  The Company does not have a written policy relating to diversity of the Board of Directors but the Committee (and the Board) does consider diversity of professional skills, background and experience in making its decisions on a nominee’s suitability for the Board.

Upon completion of this evaluation and an interview process, the Committee makes a recommendation to the full Board as to whether the candidate should be nominated by the Board and the Board determines whether to approve the nominee after considering the recommendation and report to the Committee.

Stockholders may recommend director nominee candidates by sending the following information to the Nominating Committee Chairman, HearUSA, Inc., 1250 Northpoint Parkway, West Palm Beach, Florida, 33407: stockholder’s name, number of shares owned, length of period held, and proof of ownership; name, age and address of candidate; candidate’s detailed resume; description of any arrangements or understandings between the stockholder and the candidate; and signed statement from the candidate confirming his or her willingness to serve on the Board of Directors.

If a stockholder seeks to nominate a candidate for election at the 2011 annual meeting of stockholders, the stockholder must follow the procedures described under the “Stockholder Proposals” below.

Compensation of Directors

The following table provides information about compensation to directors during 2009.

DIRECTOR COMPENSATION

Name (1)	Fees Earned Or Paid in Cash ($)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)

Thomas W. Archibald	41,950	24,750	—	66,700

Bruce Bagni	37,400	19,800	—	57,200

Joseph L. Gitterman III	33,750	19,800	—	53,550

Paul A. Brown, M.D.	30,000	19,800	—	49,800

Michel Labadie	28,550	19,800	—	48,350

David J. McLachlan	37,050	29,700	—	66,750

Ozarslan A. Tangun	10,225	27,768	—	37,993

Stephen W. Webster	37,050	24,750	—	61,800

(1)	Mr. Hansbrough was not compensated separately for his service on the Board of Directors. See Summary Compensation Table, below, for information relating to Mr. Hansbrough’s compensation.

(2)
On September 8, 2009, each non-employee director (other than Mr. Tangun, who had not yet been appointed to the Board) was granted a 10-year option to purchase up to 20,000 shares of Common Stock pursuant to the Company’s 2007 Incentive Compensation Plan. The exercise price of those options was the market price on date of grant (closing price of the Common Stock on the date of the grant of $1.17) and the options vest ratably over three years commencing on the first anniversary of the grant. On September 8, 2009, Mr. McLachlan, as Lead Director, was granted a 10-year option to purchase up to 10,000 shares of Common Stock pursuant to the Company’s 2007 Incentive Compensation Plan. The exercise price of those options was the market price on date of grant (closing price of the Common Stock on the date of the grant of $1.17) and the options vest ratably over three years commencing on the first anniversary of the grant.   On September 8, 2009, Mr. Webster, as Chairman of the Audit Committee, was granted a 10-year option to purchase up to 5,000 share of Common Stock pursuant to the Company’s 2007 Incentive Compensation Plan.  The exercise price of those options was the market price on the date of grant (closing price of the Common Stock on the date of grant of $1.17) and the options vest ratably over three years commencing on the first anniversary of the grant.  On September 8, 2009, Mr. Archibald, as Compensation Committee Chairman, was granted a 10-year option to purchase up to 5,000 shares of Common Stock pursuant to the Company’s 2007 Incentive Compensation Plan. The exercise price of those options was the market price on the date of grant (closing price of the Common Stock on the date of the grant of $1.17) and the options vest ratably over three years commencing on the first anniversary of the grant. On October 25, 2009, upon his appointment to the Board, Mr. Tangun was granted a 10-year option to purchase up to 25,000 shares of Common Stock pursuant to the Company’s 2007 Incentive Compensation Plan. The exercise price of those options was the market price on the date of grant (closing price of the Common Stock on the date of the grant of $1.31) and the options vest ratably over three years commencing on the first anniversary of the grant.  As of December 26, 2009, options granted to the non-employee directors and still outstanding were as follows: Thomas W. Archibald, 91,500; Bruce Bagni, 60,000; Paul A. Brown, MD., 40,000; Joseph L. Gitterman, 86,500; Michel Labadie, 85,000; David J. McLachlan, 106,500; Ozarslan A. Tangun, 25,000; and Stephen W. Webster, 50,000.

The Company pays each non-employee director except Dr. Brown a meeting fee of $1,300 for each in person meeting of the Board that they attend and a fee of $650 for each telephonic Board or special committee meeting in which they participate. For each committee meeting the Company pays $650. Each committee chair is paid an annual amount of $3,000 except that the Audit Committee Chairman is paid an amount of $4,000.  In addition, the Company pays each non-employee director except Dr. Brown a cash annual retainer fee of $17,500.  The Company pays Dr. Brown $30,000 per year in recognition of his service as chairman emeritus of the Board of Directors.  Each non-employee director receives an annual grant of 20,000 ten-year options (with an exercise price at the market price on date of grant, vesting ratably over three years) upon re-election to the Board. The Lead Independent Director receives an additional 10,000 options each year and the Chairman of the Audit Committee and of the Compensation Committee receive an additional 5,000 options each year at the time of the annual grants. The Company reimburses directors for their out-of-pocket expenses for attendance at meetings of the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own beneficially more than ten percent of any class of equity security of the Company to file with the Securities and Exchange Commission initial reports of such ownership and reports of changes in such ownership. Officers, directors and such beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of copies of reports furnished to the Company, during the fiscal year ended December 26, 2009, all Section 16(a) filing requirements applicable to its executive officers and directors were made on a timely basis, with the exception one transaction which reported late by Mr. Chouinard relating to a forced sale of certain shares held in a Canadian brokerage account to cover 2009 brokerage fees.

Audit Committee Report

We have met and held discussions with the Company’s management and with the Company’s independent registered public accountants, BDO Seidman, LLP. We have reviewed and discussed the audited consolidated financial statements of HearUSA, Inc. for the 2009 fiscal year with the Company’s management. We discussed with BDO Seidman, LLP matters required to be discussed by standards of the Public Company Accounting Oversight Board (United States), including standards set forth in Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU380) as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from our independent public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board and has discussed with our independent registered public auditor’s their independence.

The Audit Committee conferred periodically with the Company’s internal auditors regarding the scope and results of internal audits.  It also reviewed and discussed the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Based on these reviews and discussions, we recommended to the Board of Directors that the audited consolidated financial statements for 2009 be included in HearUSA, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 26, 2009 filed with the Securities and Exchange Commission.

Stephen W. Webster, Chairman
Thomas W. Archibald
Bruce N. Bagni
Joseph L. Gitterman, III
Michel Labadie
David J. McLachlan
Ozarslan A. Tangun

Compensation Discussion and Analysis

The Compensation Committee is comprised entirely of independent directors and has the responsibility for reviewing and approving the Company’s executive and director compensation programs. The Compensation Committee approves all compensation for the Chief Executive Officer and other named executive officers.

The Compensation Committee uses salary and bonus compensation to reward current and past performance while using equity-based compensation to provide incentives for long-term performance. To establish compensation for 2009 for the Company’s executive officers, including the CEO, the Compensation Committee used objective and subjective performance evaluations, market comparison as described below and, with respect to executive officers other than Mr. Hansbrough, the salary recommendations of Mr. Hansbrough.

Objectives and Design of the Executive Compensation Programs

HearUSA’s executive compensation program is designed to attract and retain quality executive talent and to provide meaningful incentives for the executives to enhance stockholder value. The Committee’s executive compensation philosophy is threefold: (1) all compensation should be referenced to and validated based on peer group comparison and industry surveys; (2) incentive awards and changes to compensation should be performance based; and (3) executive and director pay should be targeted within the mid-range of relevant industry surveys.

The Committee reviews the executive compensation program at least annually to ensure that its compensation goals and objectives are being met. The Committee determines the final compensation for our Chief Executive Officer and other named executive officers, although with respect to the other named executive officers, the Chief Executive Officer works closely with the Committee to make recommendations to the Committee regarding compensation.

Compensation Consultant

The Committee retained a compensation consultant, Radford Surveys + Consulting. The Committee retained Radford as its independent compensation consultant to review our total executive compensation philosophy, advise with respect to an appropriate peer group, provide peer group and industry information, assist in the design and development of performance-based compensation and target competitive positioning for reasonableness and appropriateness. Radford also provides information regarding emerging trends and best practices in executive compensation. The consultant reports to the Committee Chair and has direct access to Committee members. The consultant periodically attends Committee meetings. The consultant also meets with management to assist it, on behalf of the Committee, with particular recommendations as directed by the Committee. For our 2009 executive compensation program, the Committee specifically retained Radford to conduct a competitive review and analysis of the Company’s executive compensation program.

Radford presented its initial analysis to the Committee in the fall of 2008. In consultation with the Committee and management, Radford had established a peer group of 15 companies and then gathered data from those companies to establish parameters. Radford then made a detailed assessment of base salary, short-term incentives, target total cash compensation and long-term incentives for the executives of the Company. Based on its research and review, Radford made certain preliminary recommendations to the Committee for 2009 executive compensation. Subsequently, in June of 2009, at the Committee’s request Radford reviewed the elements of equity compensation for the executive officers and made recommendations concerning performance-based grants. Finally, in connection with its consideration of revised employment agreements for Messrs. Hansbrough and Chouinard and an employment agreement for Mr. Puñal, the Committee retained Radford to provide market information and analysis. In 2009, the Company’s management also retained Radford pursuant to a separate contract to help management design a compensation program for the Company-owned center professionals. This work was completed in December of 2009.

Market Comparison

The Compensation Committee analyzes the compensation practices of a group of peer companies for comparison purposes and to gain an external perspective in preparation for setting executive salaries and short- and long-term incentive compensation.  In addition to this peer group analysis, each year the Compensation Committee considers published survey data for similarly sized companies to ensure that our executive positions are paid appropriately relative to the broader market.

The companies that comprised the peer group are selected and reviewed annually based on similarity of business model to that of the Company and comparability to the Company in terms of (i) revenues; (ii) number of employees; (iii) market capitalization and (iv) types of business. For 2009, the peer group was comprised of the following 15 companies:

Allion Healthcare	LCA-Vision, Inc.

Birner Dental Management Services	NovaMed, Inc.

Continucare Corp.	PHC, Inc.

Dialysis Corporation of America	U.S. Physical Therapy

HemaCare Corp.	TLC Vision

IntegraMed America, Inc.	National Dentex

Jackson-Hewitt Tax Service	The Princeton Review

NutriSystems

Six companies are new to the peer group for the Company for 2009 (U.S. Physical Therapy; TLC Vision; National Dentex; Jackson-Hewitt Tax Service; The Princeton Review; and NutriSystems).  Five prior peer companies (used for the Company’s analysis for 2008) were acquired or taken private during the past year.

Elements of Compensation

Base Salaries. The Committee typically reviews the base salary of each executive officer on an annual basis to make adjustments based on performance of the officer and performance of the Company. In making base salary decisions, the Committee reviews comparable salary data from the industry peer group generated by Radford (see above). The Committee targets base salaries within the mid-range of those surveyed organizations.

The Committee makes a specific decision on annual adjustments to base salary with input from the Chief Executive Officer regarding the performance appraisal for each executive officer, other than himself.

The Committee considered salary survey information provided by Radford in December of 2008 which showed that the salary levels for Mr. Hansbrough and Mr. Chouinard (then serving as COO and CFO) were slightly above the 50th percentile, but within a mid-range. In consideration of this fact, the Committee determined in December of 2008 to make no changes to their salaries for 2009.  In February of 2009, however, the Board of Directors approved the promotion of Mr. Chouinard to President and Chief Operating Officer and the promotion of Frank Puñal from Chief Accounting Officer to Chief Financial Officer (and principal accounting officer).  In connection with these promotions, and in consideration of the officers’ enhanced duties and responsibilities, the Committee approved a salary increase for Mr. Chouinard to $350,000 (from $310,000) and for Mr. Puñal to $250,000 (from $200,000).  These salaries are within the mid-range identified in the Radford peer group data.  In May of 2009, each of the named executive officers took a voluntary 5% pay reduction, consistent with the pay decreases implemented throughout the Company as part of its cost cutting measures.

Short Term Incentive Awards (Cash Incentive Awards). The Committee believes that short term incentives should be closely tied to the performance of the Company and the creation of shareholder value. One way to accomplish this is through the issuance of cash-based performance awards. The executive is only paid the cash bonus if the Company meets or exceeds target expectations set by the Committee, with inputs from the CEO based on budgets for the year, at the beginning of each year. Executives can earn up to a certain percent of their base salary as determined by the Committee (typically 50%) as a cash incentive award. The Committee, at its discretion, can award a portion of this cash incentive award in the event performance targets are not achieved.

In February of 2009, the Committee approved the Company’s 2009 bonus plan.  Under the plan, bonuses would be earned upon the achievement by the Company of a 2009 adjusted net income target as provided in the Company’s internal budget for the year.  Upon achievement, 50% of the bonus pool established by the Committee would be allocated automatically and the remaining 50% would be allocated based on individual performance at the discretion of the Committee in the case of the CEO and at the discretion of the CEO with respect to all other participants.  A minimum and maximum bonus was established for each of the named executive officers.

Because of the decision by the Board of Directors to sell the Canadian operations in April of 2009, the Company’s internal budget was revised significantly to account for the sale of Canada. As a result, the target established by the Committee for the 2009 bonus plan was deemed by the Committee to no longer be appropriate.  Accordingly, the Committee amended the 2009 bonus plan to revise the performance target based on the new budget for adjusted net income, establishing a “target” of $3.1 million and a “maximum” of $7.1 million.

In March of 2010, upon completion of the audited financial statements for 2009, the Compensation Committee met to determine whether and by how much the Company had achieved the performance target for the cash bonus plan and to authorize the appropriate payouts under that plan.  Based on the audited financial results for 2009, the Committee determined that the target adjusted net income was achieved and exceeded by 10%.  The minimum and maximum to be earned and the actual cash bonuses awarded based on results and the Committee’s subjective assessments of the officers’ personal contributions to the Company’s results, follows:

Named Executive Officer	Minimum	Maximum	Actual Earned Bonus

Stephen Hansbrough	$69,225	$210,000	$99,408

Gino Chouinard	$62,932	$175,000	$82,840

Francisco Puñal	$44,951	$125,000	$49,310

Long Term Incentive Awards (Equity Awards).  In keeping with the Committee’s performance based philosophy, the Committee believes that long term incentives should be closely tied to creation of shareholder value. One way to accomplish this is through the grant of stock options and restricted stock units, either time vesting or performance based.  Since 2007, with the adoption of the Company’s 2007 equity compensation plan approved by stockholders (the “2007 Plan”), the Committee has expanded its consideration of equity-based compensation from just the grant of stock options to the grant of restricted stock and restricted stock units.

Performance-Based Grants

In keeping with its commitment to compensate based on performance, the Committee will consider certain performance-based equity grants under the 2007 Plan to its named executives.  The Committee considers the variety of key performance indicators set forth in the 2007 Plan and focuses on those which the Committee believes are the most likely to drive attainment of Company strategic goals.  In 2008, the Committee made certain grants of performance-based RSUs to its executives.  The target performance criteria established by the Committee were rigorous, and even the minimum payouts would have required record performance by the Company.  These performance objectives were not attained and the 2008 performance-based grants were forfeited by Messrs. Hansbrough and Chouinard.  In February of 2009, the Committee considered whether to make performance-based equity grants to its executive officers.

In February of 2009 when the Committee was considering other compensation components for the executive officers, pending events and the then prevailing economic conditions led the Committee to conclude that setting performance-based criteria for achievement of such awards would not be meaningful at that time.  Accordingly, no performance-based equity grants were made in February 2009.  In June of 2009, after the divestiture by the Company of the Canadian operations and the establishment of a new internal budget taking the divestiture into account, the Committee reviewed the desirability of establishing performance-based equity grants.  The Committee again worked with Radford to establish the appropriate equity grants for each of the executive officers based on the market information previously compiled.  Based on the new plan “target” and “maximum”, the Committee granted to each of Mr. Hansbrough, Mr. Chouinard and Mr. Puñal, performance-based RSUs as follows:

Executive	Target RSUs	Maximum RSUs

Stephen J. Hansbrough	90,000	135,000

Gino Chouinard	50,000	75,000

Frank Puñal	30,000	45,000

The Committee established performance criteria based on net profit before taxes and non-cash charges (a target of $3.1 million and a maximum of $7.1 million), weighted 60%, and net cash flow before change in non-cash items (a target of -$5.1 million and a maximum of -$1.3 million) weighted 40%.  The Committee chose those criteria to reflect the Company’s strategic focus on profitability and cash flow.

On March 31, 2010, the Compensation Committee of the Board of Directors of HearUSA, Inc. (the “Company”) authorized the issuance to the Company’s named executive officers of shares of common stock underlying certain restricted stock units granted in 2009 as a result of the achievement of Company performance objectives as demonstrated by the audited financial results for 2009.  In 2009, the Compensation Committee established target and maximum awards based on target and maximum net profit and net cash flow objectives for the Company.  The target and maximum to be earned by Mr. Hansbrough was 90,000 and 135,000; by Mr. Chouinard was 50,000 and 75,000; and by Mr. Puñal was 30,000 and 45,000.  Based on achievement of the objectives just above the targets, each of the named executives earned the following:

Executive	Number of Earned Shares

Stephen J. Hansbrough	98,805

Gino Chouinard	54,892

Frank Puñal	32,935

One-third of the earned shares vested on the determination date (March 31, 2010), and the remaining two-thirds will vest ratably on each of the next two anniversaries of the earnout date.

Time-Vesting Grants

The Committee each year considers time-vesting equity grants to its executives.  Looking at the compensation survey data provided by Radford for 2009, and consistent with Radford’s recommendations, the Committee granted to each of Mr. Hansbrough, Mr. Chouinard and Mr. Puñal incentive stock options to purchase 240,000, 140,000 and 120,000 shares.  These options vest ratably over four years.  These option amounts were at the higher end of the range of comparable grants as shown in the Radford comparable company data.  The Committee determined this was appropriate because of its desire to incrementally increase management’s equity interest in the Company so as to better align their interests with those of the stockholders.  The Committee chose four-year vesting in an effort to increase the retention value of the option compensation, giving the executives a longer-term view.

Timing of Equity Grants

The Committee expects that it may make equity-based grants at three different times: (1) upon the hiring of an executive or employee (typically, the grant date is the employee’s start date with the Company), (2) on the date of regularly scheduled Committee and Board of Directors meetings, and (3) on some occasions, in connection with a promotion or special recognition grant.  Historically, the grants to executives are scheduled to be made on an annual basis at the Board of Directors meeting in February of each year, although grants are occasionally made at other Board meetings (such as occurred in 2009 taking into account the divestiture of the Canadian operations in April).  Annual grants of options to non-employee directors occurs at the Board meeting which takes place immediately following the annual stockholders meeting at which the directors are elected.  The regularly scheduled quarterly Board of Directors meetings are typically prior to the date of the Company’s regular quarterly earnings press release for the just completed quarters.  Therefore, any grants made at such regularly scheduled meetings may be made at a time just prior to the release by the Company of material non-public information (i.e., the Company’s results of operations for the just completed quarter or year).  The Committee believes that the timing of such grants is appropriate because by having made such grants on an approximately regular timetable, the unpredictability of both the Company’s operating results and the trading market’s reaction to those operating results does not factor into the Committee’s decision.

Employment Agreements

Each of Steve Hansbrough (our Chief Executive Officer), Gino Chouinard (our President and Chief Operating Officer, formerly the President and Chief Financial Officer until February 2009) and Frank Puñal (our Chief Financial Officer) has an employment agreement with the Company.  These employment agreements replaced agreements previously in place for Messrs. Hansbrough and Chouinard. The terms of these employment agreements, including their change in control provisions, are more fully described elsewhere in this proxy statement, and are consistent with the agreements that the executives previously had with the Company (except in respect of certain change in control provisions, discussed below). The Committee believes the current agreements are reasonable and consistent with agreements for comparably situated executives in similar companies, as demonstrated by the Radford surveys.  The changes made to the agreements of Messrs. Hansbrough and Chouinard in 2009 were principally to account for the change in Mr. Chouinard’s title and duties and to address the excise tax attendant to change in control payments.  Based on information obtained by Radford, the Committee determined to change the contracts from a “hard cap” to a “modified cutback” to facilitate a possible excise tax in the event of change in control payments which might trigger the tax.  For a more complete description of these provision, see “Executive Employment Agreements,” below.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee has recommended to the full Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

COMPENSATION COMMITTEE:

Thomas W. Archibald, Chairman
Bruce N. Bagni
Joseph L. Gitterman, III
Michel Labadie
David McLachlan
Ozarslan A. Tangun
Stephen W. Webster

Executive Compensation

The following table presents summary information concerning 2009 compensation awarded or paid to, or earned by, (i) the Company’s chief executive officer, (ii) the Company’s chief financial officer and (iii) each of the other persons who served as executive officers in 2009 whose salary and bonus exceeded $100,000 (the “Named Executive Officers”) for the year 2009.

SUMMARY COMPENSATION TABLE

Name and Principal Positions	Year	Salary ($)	Bonus ($)	Stock Awards ($) (4)	Option Awards ($) (5)	Nonequity Incentive Plan Compen- sation ($)	All Other Compen- sation ($)	Total ($)

Stephen J. Hansbrough	2009	406,000	—	94,504	107,448	99,408	—	707,360
CEO and Chairman of the Board (1)	2008	415,000	—	126,490	—		—	541,490
	2007	341,000	—	—	164,422		—	505,422

Gino Chouinard (2)	2009	333,000	—	52,502	62,678	82,840	—	531,020
President and Chief Operating Officer	2008	306,000	10,000	63,245	—		—	379,245
	2007	264,000	—	—	149,106		—	413,106

Frank Puñal (3)	2009	235,000	—	31,501	53,724	49,310	—	369,535
Senior Vice President and Chief Financial Officer
	2008	127,000	—	—	175,000		—	302,000

(1)	The $99,408 bonus reflected in 2009 was earned in 2009 as a cash incentive award for achievement by the Company of a 2009 adjusted net income and individual performance goals and paid in 2010.

(2)
Mr. Chouinard was promoted to the position of president and chief operating officer on February 23, 2009. His compensation for 2008 reflects that earned by him in his role as president and chief financial officer. The $82,840 bonus reflected in 2009 was earned in 2009 as a cash incentive award for achievement by the Company of a 2009 adjusted net income and individual performance goals and paid in 2010.  The $10,000 bonus reflected in 2008 was paid in 2008 as a discretionary bonus for 2007 performance.

(3)
Mr. Puñal joined the Company on April 28, 2008, as the Company’s chief accounting officer. He was promoted to the position of chief financial officer on February 23, 2009. His compensation for 2008 reflects that earned by him in his role as senior vice president and chief accounting officer. The $49,310 bonus reflected in 2009 was earned in 2009 as a cash incentive award for achievement by the Company of a 2009 adjusted net income and individual performance goals and paid in 2010.

(4)
Does not reflect amounts actually received as compensation but represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 based on the probable outcome of the performance conditions measured as of the grant date.  The grant date fair value of these performance based 2009 awards assuming achievement of the maximum performance criteria would be a total of $229,500.  For a discussion of the assumptions used in calculating the expense, see Note 11 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2009.  Amounts for 2008 have been restated for consistency in preparation.

(5)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  For discussion of the assumptions used in calculating the expense, see Note 11 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2009.  Amounts for 2008 have been restated for consistency in preparation.

Employment Agreements

The Company entered into amended and restated executive employment agreements on December 10, 2009 with each of Mr. Hansbrough and Mr. Chouinard.  Mr. Hansbrough’s agreement was amended to provide for a new three-year term ending in December 2012, which is renewable for successive one-year terms unless notice of non-renewal is given. Mr. Chouinard’s agreement was amended to reflect his new title of president and chief operating officer and to provide for a new three-year term ending in December 2012, which is renewable for successive one-year terms unless notice of non-renewal is given. The agreements provide for annual base compensation (for Mr. Hansbrough in the amount of $420,000 and for Mr. Chouinard in the amount of $350,000, both to be reviewed and adjusted in the discretion of the Compensation Committee, usually on an annual basis), participation in the Company’s current employee benefit plans and, at the discretion of the Board of Directors, in equity compensation plans and cash incentive plans. In the event Mr. Hansbrough is terminated without cause prior to the end of the term, or if the Company declines to renew the agreement at the end of the term, Mr. Hansbrough is entitled to severance of two times base salary plus cash bonus for the year, continuation of health and life insurance benefits for 24 months, acceleration by 12 months of unvested options and extension of post-termination option exercise periods of such vested options. In the event Mr. Chouinard is terminated without cause prior to the end of the term, or if the Company declines to renew the agreement at the end of the term, Mr. Chouinard is entitled to severance of 1.5 times base salary plus cash bonus for the year, continuation of health and life insurance benefits for 18 months, acceleration by 12 months of unvested options and extension of post-termination option exercise periods of such vested options.

In the event of a change in control and the termination of Mr. Hansbrough without cause or his resignation with good reason, Mr. Hansbrough will be entitled to receive three times his base salary plus bonus for the year, continuation of health and life insurance benefits for a period of 36 months, acceleration of vesting of all unvested options and extension of the exercise period, and immediate vesting of all performance-based restricted stock or stock unit grants. In the event of a change in control and the termination of Mr. Chouinard without cause or his resignation with good reason, Mr. Chouinard will be entitled to receive two times his base salary plus bonus for the year, continuation of health and life insurance benefits for a period of 24 months, acceleration of vesting of all unvested options and extension of the exercise period, and immediate vesting of all performance-based restricted stock or stock unit grants. The agreements do not include “gross up” payment provisions to cover incremental tax liability of the executives in the event payments are made pursuant to the change in control provisions.  Mr. Hansbrough and Mr. Chouinard’s employment agreements were also amended to include a “modified 280G cutback” which provides that, in the event of a change in control, if the executive would receive severance in excess of the section 280G statutory safe harbor amount, the executive will receive the amount of severance that results in the greatest after-tax proceeds to the executive.  The previous 280G provision in the executives’ agreements provided for a cap on change-in-control payments so as not to trigger section 280G.

On December 10, 2009, the Company entered into an employment agreement with Francisco Puñal, chief financial officer of the Company. The initial term of the agreement is three years, renewable for successive one-year terms unless notice of non-renewal is given. The agreement provides for an annual base salary of $250,000, participation in the Company’s current employee benefit plans and, at the discretion of the Board of Directors, in equity compensation plans and cash incentive plans. In the event Mr. Puñal is terminated without cause prior to the end of the term, or if the Company declines to renew the agreement at the end of the term, Mr. Puñal is entitled to severance of 12 months’ base salary plus the cash bonus for the year, continuation of health and life insurance benefits for 12 months, acceleration by 12 months of unvested options, certain vesting and payouts of performance-based restricted stock or stock unit grants and extension of post-termination option exercise periods of vested options.  In the event of a change in control and the termination of Mr. Puñal without cause or his resignation with good reason, Mr. Puñal would be entitled to receive 1.5 times his base salary plus cash bonus for the year, continuation of health and life insurance benefits for a period of 18 months, acceleration of vesting of all unvested options and extension of the exercise period. In addition, Mr. Puñal’s contract includes the “modified 280G cutback” as described above.

The executives have agreed to specified non-compete obligations during the term of their employment and for a period of time following their termination.

2009 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards		All other Stock Awards: Number of Shares of Stock or	All other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Target ($)	Maximum ($)	Target (#)	Maximum (#)	Units (#) (4)	Options (#)	Awards ($/Sh)	Awards ($)
Stephen J. Hansbrough	2/23/2009 (1)	69,225	210,000	—	—	—	—	—	—
	2/23/2009 (2)	—	—	—	—	—	240,000	0.53	107,448
	6/29/2009 (3)	—	—	90,000	135,000	105,004	—	0.90	94,504

Gino Chouinard	2/23/2009 (1)	62,932	175,000	—	—	—	—	—	—
	2/23/2009 (2)	—	—	—	—	—	140,000	0.53	62,678
	6/29/2009 (3)	—	—	50,000	75,000	58,336	—	0.90	52,502

Frank Puñal	2/23/2009 (1)	44,951	125,000	—	—	—	—	—	—
	2/23/2009 (2)	—	—	—	—	—	120,000	0.53	53,724
	6/29/2009 (3)	—	—	30,000	45,000	35,001	—	0.90	31,501

(1)
The target performance objectives were achieved and slightly exceeded in 2009 and cash bonuses were paid to Messrs. Hansbrough, Chouinard and Puñal in April 2010.  See Summary Compensation Table, above.

(2)	The option grants reflected on the table vest ratably over four years commencing in 2010.

(3)
The equity incentive plan awards reflected on the table are performance-based RSUs granted on June 29, 2009. Each of Mr. Hansbrough, Mr. Chouinard and Mr. Puñal received a performance-based RSU grant (target of 90,000 units for Mr. Hansbrough, 50,000 units for Mr. Chouinard and 30,000 units for Mr. Puñal) which could be earned upon the achievement of 2009 performance objectives set by the Compensation Committee (target and maximum). The performance objectives which were achieved in 2009 exceeded target and the shares were awarded to Messrs. Hansbrough, Chouinard and Puñal in March 2010, subject to vesting requirements.

(4)
Represents the probable amount of RSUs granted in fiscal year 2009 as a result of the achievement of Company performance objectives as demonstrated by the audited financial results for 2009.  The established target and maximum awards were based on target and maximum net profit and net cash flow objectives for the Company.  The target and maximum to be earned by Mr. Hansbrough was 90,000 and 135,000; by Mr. Chouinard was 50,000 and 75,000; and by Mr. Punal was 30,000 and 45,000.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

	Options Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights That Have Not Vested ($)

Stephen J. Hansbrough (1)	250,000	—	0.35	3/31/2013
	400,000	—	1.33	8/25/2014
	280,000	140,000	1.47	9/24/2017
		240,000	0.53	2/23/2019
					159,472	232,829	36,195	52,845

Gino Chouinard (2)	21,540	—	2.60	12/14/2010
	200,000	—	0.35	3/31/2013
	350,000	—	1.33	8/25/2014
	50,000	—	1.79	5/9/2015
	140,000	70,000	1.47	9/24/2017
	—	140,000	0.53	2/23/2019
					85,224	124,427	20,108	29,358

Frank Puñal (3)	25,000	75,000	1.39	5/19/2018
	10,000	30,000	1.70	7/29/2018
	—	120,000	0.53	2/23/2019
					32,935	48,085	12,065	17,615

(1)
Mr. Hansbrough’s unexercisable options become exercisable as follows: 140,000 on September 24, 2010, 60,000 on each date of February 23, 2010, 2011, 2012 and 2013.  Mr. Hansbrough’s unvested stock units become vested as follows: 30,333 on February 25, 2010, 30,334 on February 25, 2011, and 32,935 on each date of March 31, 2010, 2011 and 2012. Mr. Hansbrough’s unearned stock units (a total of 36,195) were forfeited March 31, 2010 when it was determined by the Compensation Committee that maximum performance objectives had not been satisfied.

(2)
Mr. Chouinard’s unexercisable options become exercisable as follows: 70,000 on September 24, 2010, 35,000 on each date of February 23, 2010, 2011, 2012 and 2013.  Mr. Chouinard’s unvested stock units become vested as follows: 15,166 on February 25, 2010, 15,167 on February 25, 2011, and 18,297 on each date of March 31 2010, 2011 and 2012. Mr. Chouinard’s unearned stock units (a total of 20,108) were forfeited on March 31, 2010 when it was determined by the Compensation Committee that maximum performance objectives had not been satisfied.

(3)
Mr. Puñal’s unexercisable options become exercisable as follows: 25,000 on each date of May 9, 2010, 2011, and 2012, 10,000 on each date of July 29, 2010, 2011 and 2012, and 30,000 on each date of February 23, 2010, 2011, 2012 and 2013.  Mr. Puñal’s unvested stock units become vested as follows: 10,979 on March 31, 2010, 10,978 on March 31, 2011 and 10,978 on March 31, 2012.  Mr. Puñal’s unearned stock units (a total of 12,065) were forfeited on March 31, 2010 when it was determined by the Compensation Committee that maximum performance objectives had not been satisfied.

2009 Option Exercises

There were no stock option exercises during 2009 by the executive officers named in the Summary Compensation Table.

Compensation Committee Interlocks and Insider Participation

None

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 31, 2010, the names and addresses of all persons known by the Company to be beneficial owners of more than five percent of the Common Stock.  As of March 31, 2010, there were 45,447,645 shares of Common Stock issued and outstanding.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Ownership		Percent of Class

Common Stock	Siemens Hearing	6,400,000	(1)	14.1%
	Instruments, Inc. 10 Constitution Ave Piscataway, NJ 08855

Common Stock	Jack Silver	4,417,008	(2)	9.7%
	SIAR Capital LLC 660 Madison Avenue New York, NY 20021

Common Stock	Patara Capital, LP 5050	3,989,869	(3)	8.8%
	Quorum Drive Suite 312
	Dallas, TX 75254

Common Stock	William M. Sams	3,989,869	(4)	8.8%
	750 N Saint Paul Street Suite 1650 Dallas, TX 75201

Common Stock	Paul A. Brown, M.D.	2,632,733	(5)	5.3%
	1250 Northpoint Parkway West Palm Beach, FL 33407

Common Stock	Michel Labadie	2,431,134	(6)	5.3%
	90, Beaubien Street West
	Montreal, Quebec Canada,
	H2S 1 V6

(1)
As reported on Schedule 13G filed on January 1, 2009, Siemens Hearing Instruments, Inc. owns 6,400,000 shares. It also reports the beneficial ownership of these shares by its parent, Siemens Aktiengesellschaft.

(2)
As reported on Schedule 13G filed on February 16, 2010, this includes 3,317,008 shares of Common Stock held by Sherleigh Associates Inc. Profit Sharing Plan, a trust of which Jack Silver is a trustee, 800,000 shares of Common Stock held by Jack Silver and 300,000 shares of Common Stock issuable upon exercise of warrants, which are currently exercisable.

(3)
As reported on Schedule 13D/A filed on May 19, 2009 by Patara Capital, LP, Patara Partners, LP, Patara Capital Management, LP (collectively the Patara Reporting Persons), William M. Sams, Marlin Sams Fund, L.P, Marlin Sams GenPar, LLC, Gladwyne Marlin GenPar, LLC, Suzanne Present, Michael Solomon and Candice McCurdy and Chad McCurdy (collectively the Sams Reporting Persons).  Pursuant to this Schedule 13D/A, the Patara Reporting Persons beneficially own 1,896,869 shares and the Sams Reporting Persons beneficially own 2,093,000.  Ozarslan A. Tangun is the founder and managing member of Patara Capital Management, LP and may be deemed to beneficially own all the shares reported on this Schedule 13D/A.

(4)
As reported on the Schedule 13D/A filed on May 19, 2009, described above in note 3.  William Sams beneficially owns 2,093,000 shares. Total reported in this table also includes 1,896,869 shares held by Patara Capital, LP, Patara Partners, LP and Patara Capital Management, LP.

(5)
Includes 413,333 shares of Common Stock issuable upon exercise of options and 240,000 shares of common stock issuable upon exercise of warrants acquired as part of private placements which are currently exercisable (or exercisable within 60 days).

(6)
Includes 1,485,540 shares of Common Stock held by Les Partenaires de Montreal, s.e.c. Michel Labadie is a director of Les Partenaires de Montreal Inc., general partner for Les Partenaires de Montreal, s.e.c. Also includes 733,928 shares plus 160,000 shares which may be acquired upon the exercise of warrants by held by Gestion Fremican Inc. Michel Labadie is a shareholder and director of Gestion Fremican, Inc. Also includes 51,666 shares of Common Stock issuable to Mr. Labadie upon the exercise of options, which are currently exercisable (or exercisable within 60 days).

Security Ownership of Management

The following table sets forth, as of March 31, 2010, the number of shares of Common Stock owned beneficially by each director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group.

Name	Amount and Nature of Beneficial Ownership		Percent of Class (*)
Thomas W. Archibald	269,166	(1)	*
Bruce Bagni	26,666	(2)	*
Paul A. Brown, M.D.	2,632,733	(3)	5.7%
Gino Chouinard	818,728	(4)	1.7%
Joseph L. Gitterman III	353,166	(5)	*
Stephen J. Hansbrough	1,125,935	(6)	2.4%
Michel Labadie	2,431,134	(7)	5.3%
David J. McLachlan	250,479	(8)	*
Frank Puñal	100,979	(9)	*
Ozarslan A. Tangun	3,989,869	(10)	8.8%
Stephen W. Webster	8,334	(11)	*
All directors and executive officers as a group (11 persons)	12,007,189	(12)	24.8%

*	Less than one percent of class calculated as a percentage of issued and outstanding Common Stock as of March 31, 2010.

(1)	Includes 53,166 shares of Common Stock issuable upon the exercise of non-qualified options, all of which are currently exercisable.

(2)	Includes 26,666 shares of Common Stock issuable upon the exercise of non-qualified options, all of which are currently exercisable.

(3)
Includes 413,333 shares of Common Stock issuable upon exercise of options and 240,000 shares of Common Stock issuable upon exercise of warrants acquired as part of private placements, which are currently exercisable (or exercisable within 60 days).

(4)	Includes 796,540 employee stock options which are currently exercisable (or exercisable within 60 days).

(5)	Includes 53,166 shares of Common Stock issuable upon the exercise of non-qualified options, all of which are currently exercisable.

(6)	Includes 990,000 employee stock options which are currently exercisable (or exercisable within 60 days).

(7)
Includes 1,485,540 shares of Common Stock held by Les Partenaires de Montreal, s.e.c. Michel Labadie is a director of Les Partenaires de Montreal Inc., general partner for Les Partenaires de Montreal, s.e.c. Also includes 733,928 shares plus 160,000 shares of which may be acquired on the exercise of warrants held by Gestion Fremican Inc. Michel Labadie is a shareholder and director of Gestion Fremican, Inc. Also includes 51,666 shares of Common Stock issuable to Mr. Labadie upon the exercise of options which are currently exercisable.

(8)	Includes 56,500 shares of Common Stock issuable upon the exercise of non-qualified options, all of which are currently exercisable.

(9)	Includes 90,000 employee stock options which are currently exercisable (or exercisable within 60 days).

(10)
As reported on Schedule 13D/A filed on May 19, 2009 by Patara Capital, LP, Patara Partners, LP, Patara Capital Management, LP (collectively the Patara Reporting Persons), William M. Sams, Marlin Sams Fund, L.P, Marlin Sams GenPar, LLC, Gladwyne Marlin GenPar, LLC, Suzanne Present, Michael Solomon and Candice McCurdy and Chad McCurdy (collectively the Sams Reporting Persons).  Pursuant to this Schedule 13D/A, the Patara Reporting Persons beneficially own 1,896,869 shares and the Sams Reporting Persons beneficially own 2,093,000.  Ozarslan A. Tangun is the founder and managing member of Patara Capital Management, LP and may be deemed to beneficially own the shares reported on this Schedule 13D/A.

(11)	Includes 8,334 employee stock options which are currently exercisable (or exercisable within 60 days).

(12)	Includes 2,877,160 shares of Common Stock issuable upon the exercise of options and warrants, which are currently exercisable (or exercisable within 60 days).

Certain Relationships And Related Transactions

Our Audit Committee charter requires that the Audit Committee review and approve all transactions between the Company and any related parties. During 2009, there were no such transactions.

Proposal No. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Stockholders will be asked to vote for a proposal to ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2010.  The Audit Committee is responsible for the selection of our accounting firm, and has approved the appointment of BDO Seidman, LLP as the independent registered public accounting firm to audit our consolidated financial statements for 2010. We are submitting the selection of BDO Seidman, LLP to stockholders for ratification. Proposal Two requires the affirmative vote of a majority of votes cast. Abstentions and broker non-votes will have no effect on Proposal Two.  If the stockholders do not ratify the appointment of BDO Seidman, LLC as our independent registered public accounting firm, the Audit Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting of Stockholders and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from stockholders during the meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.

Independent Registered Public Accounting Firm Services And Fees

Aggregate fees for professional services rendered for the Company by BDO Seidman, LLP for the years ended December 26, 2009 and December 27, 2008 were as follows:

	2009	2008

Audit fees	$315,000	$315,000

Audit related fees	93,900	152,100

Tax fees	158,000	73,000

All other fees	—	—

Total	$566,900	$540,100

Audit fees consisted principally of professional services rendered by BDO Seidman, LLP for the audit of our annual financial statements for the fiscal year ended December 26, 2009 and for the reviews of the financial statements included in our quarterly reports on Form 10-Q for that fiscal year.

Audit-related fees consisted principally of professional services rendered for various accounting consultations.

Tax fees consisted of services rendered in connection with the preparation and review of federal, state, local, franchise and other tax returns and consultations as to the tax treatment of transactions or events and the actual and/or potential impact of final or proposed tax laws, rules, regulations or interpretations by tax authorities.

The Company’s Audit Committee has considered whether the non-audit services provided by the Company’s independent registered public accounting firm in connection with the year ended December 26, 2009 were compatible with the auditor’s independence and concluded that they were so compatible.

The Company has adopted a pre-approval policy requiring that the Audit Committee pre-approve all audit and non-audit services performed by the Company’s independent registered public accounting firm. Under the policy, some services may be pre-approved without consideration of specific case-by-case services, while others require the specific pre-approval of the Audit Committee. Annual audit services are subject to the specific pre-approval of the Audit Committee.

Stockholder Proposals

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and intended to be presented at the 2011 annual meeting of stockholders must be received by us no later than December 31, 2010 for inclusion, if appropriate, in the Company’s proxy statement and form of proxy for that meeting.

In order for a stockholder to nominate a candidate for election as a director at the 2011 annual meeting of stockholders, a stockholder must provide timely notice of the nomination. Such notice must be given not less than 90 nor more than 120 days prior to the anniversary of the 2010 annual meeting of stockholders. The stockholder must include information about the nominee, such as his or her name, address and occupation, all as provided by the Company’s Amended and Restated Bylaws.

In order for a stockholder to bring any other business before the 2011 annual meeting of stockholders, the stockholder must provide advance notice as provided in the Amended and Restated Bylaws in respect of such proposal. The notice must be given not less than 90 nor more than 120 days prior to the anniversary date of the 2010 annual meeting of stockholders. These time limits apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority by the Company’s designated proxies. The notice must contain specific information as prescribed by the Company’s Amended and Restated Bylaws. These requirements are separate from and in addition to those requirements imposed by the federal securities laws concerning inclusion of a stockholder proposal in the proxy statement and form of proxy for the meeting.

In each case, the notice must be given to the Company’s Secretary at the Company’s principal offices, 1250 Northpoint Parkway, West Palm Beach, Florida 33407. Any stockholder desiring a copy of the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws will be furnished a copy without charge upon written request to the Company’s Secretary.

Other Matters

As of the date hereof, the Board of Directors knows of no other matters which are likely to be presented for consideration at the meeting. In the event any other matters properly come before the meeting, however, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their best judgment.

Householding Of Proxies

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report or proxy statement, by sending a written request to HearUSA, Inc. 1250 Northpoint Parkway, West Palm Beach, Florida 33407, Attn: Corporate Secretary, or by telephoning 561-478-8770.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to HearUSA, Inc. 1250 Northpoint Parkway, West Palm Beach, Florida 33407, Attn: Corporate Secretary, or by telephoning 561-478-8770.

If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of the Company’s annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to HearUSA, Inc. 1250 Northpoint Parkway, West Palm Beach, Florida 33407, Attn: Corporate Secretary, or by telephoning 561-478-8770.

April 26, 2010

ANNUAL MEETING OF STOCKHOLDERS OF

HearUSA, Inc.

June 10, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at www.hearusa.com

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20930000000000000000 3 061010

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS
AND FOR THE RATIFICATION OF BDO SEIDMAN, LLP
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election of the following nominees as directors of the Company.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES
- ○ Thomas W. Archibald
- ○ Bruce Bagni
- ○ Paul A. Brown, M.D.
- ○ Joseph L. Gitterman III
- ○ Stephen J. Hansbrough
- ○ Michel Labadie
- ○ David J. McLachlan
- ○ Ozarslan A. Tangun
- ○ Stephen W. Webster

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Approval of ratification of BDO Seidman, LLP as the independent registered public accounting firm.	☐	☐	☐

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any and all adjournments thereof.

PLEASE DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1

HEARUSA, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 10, 2010

The undersigned stockholder(s) of HearUSA, Inc. ("Company") hereby appoint(s) Stephen J. Hansbrough and Gino Chouinard, and each of them, with full power of substitution in each, proxies to vote all shares which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held in Palm Beach Gardens, Florida on Thursday, June 10, 2010 at 2:00 P.M. Eastern Time, and any and all adjournments thereof on the following matters.

THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDER'S DIRECTIONS HEREIN, BUT WHERE NO DIRECTIONS ARE INDICATED, SAID SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ON THE REVERSE SIDE, FOR THE RATIFICATION OF BDO SEIDMAN, LLP. AND IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, ALL IN ACCORDANCE WITH THE COMPANY'S PROXY STATEMENT, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

(Continued and to be signed on the reverse side)

COMMENTS:

14475

ANNUAL MEETING OF STOCKHOLDERS OF

HearUSA, Inc.

June 10, 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of meeting, proxy statement and proxy card are available at www.hearusa.com

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20930000000000000000 3 061010

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election of the following nominees as directors of the Company.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Thomas W. Archibald
- ○ Bruce Bagni
- ○ Paul A. Brown, M.D.
- ○ Joseph L. Gitterman III
- ○ Stephen J. Hansbrough
- ○ Michel Labadie
- ○ David J. McLachlan
- ○ Ozarslan A. Tangun
- ○ Stephen W. Webster

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Approval of ratification of BDO Seidman, LLP as the independent registered public accounting firm.	☐	☐	☐

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any and all adjournments thereof.

PLEASE DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.